Exhibit 99.4

Unaudited Pro Forma Financial information

On November 18, 2020, Socrates, LLC, a Delaware limited liability company (the “Purchaser”), and wholly-owned subsidiary of ModivCare Inc., a Delaware corporation (“ModivCare”), completed its previously announced acquisition (the “Acquisition”) of all of the issued and outstanding capital stock of OEP AM, Inc., a Delaware corporation (“Simplura”) pursuant to a stock purchase agreement, dated as of September 28, 2020, by and among ModivCare (previously named The Providence Service Corporation), the Purchaser, Simplura and OEP AM Holdings, LLC, a Delaware limited liability company.

The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of ModivCare and Simplura, giving effect to the Acquisition as if it had been consummated on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 combine the historical consolidated statements of operations of ModivCare and of Simplura, giving effect to the Acquisition as if it has been consummated on January 1, 2019.

The unaudited pro forma financial information includes adjustments to reflect the accounting for the Acquisition, which is based on a preliminary valuation of assets acquired and liabilities assumed. The unaudited pro forma financial information includes adjustments to give effect to the related financings for the Acquisition, as well as the repayment of Simplura’s indebtedness in connection therewith. In addition, the unaudited pro forma financial information does not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position would have been had the Acquisition occurred on the dates presented, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

On May 20, 2020, the Securities and Exchange Commission adopted Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses, that updated certain presentation requirements for pro forma financial information. ModivCare has adopted the new guidance when preparing the unaudited pro forma financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2020

(in thousands)

	Historical
	ModivCare	Simplura	Transaction accounting adjustments (Note 3)		Other transaction accounting adjustments (Note 4)		Pro Forma Combined
Assets
Current Assets:
Cash and cash equivalents	$183,277	$18,755	$(566,391)	A	$559,410	A	$195,051
Accounts receivable, net	164,944	69,114	-		-		234,058
Other receivables	7,310	-	-		-		7,310
Prepaid expenses and other	20,266	9,991	(213)	B	-		30,044
Restricted cash	3,182	-	-		-		3,182
Current assets of discontinued operations	357	-	-		-		357
Total current assets	379,336	97,860	(566,604)		559,410		470,002
Operating lease right-of-use assets	18,814	-	9,048	B	-		27,862
Property and equipment, net	21,048	1,637	-		-		22,685
Goodwill	135,216	189,797	117,626	C	-		442,639
Intangible assets, net	87,358	225,078	39,692	D	-		352,128
Equity investment	141,292	-	-		-		141,292
Other assets	8,571	643	-		-		9,214
Total assets	$791,635	$515,015	$(400,238)		$559,410		$1,465,822
Liabilities, redeemable convertible preferred stock and stockholders' equity
Current liabilities:
Current portion of finance lease liabilities	$148	$-	$-		$-		$148
Accounts payable	26,677	2,680	-		-		29,357
Current portion of operating lease liabilities	6,680	-	1,939	B	-		8,619
Accrued expenses	143,033	51,877	5,634	E	-		200,544
Accrued transportation costs	81,558	-	-		-		81,558
Deferred revenue	681	2,436	-		-		3,117
COVID-19 relief refundable advances	-	13,696	(13,270)	F	-		426
Current portion of deferred acquisition payments	-	4,046	-		-		4,046
Self-funded insurance programs	10,083	-	-		-		10,083
Current portion of long-term debt	-	272,342	(272,342)	G	-		-
Current liabilities of discontinued operations	1,734	-	-		-		1,734
Total current liabilities	270,594	347,077	(278,039)		-		339,632
Operating lease liabilities, less current portion	13,015	-	6,896	B	-		19,911
Long-term contract payables	50,244	-	-		-		50,244
Other long-term liabilities	12,195	-	-		-		12,195
Note payable	-	1,050	-		-		1,050
Long-term debt, less current portion	-	-	-		484,410	A	484,410
Borrowings under revolving line of credit	-	-	-		75,000	A	75,000
Deferred tax liabilities	35,520	34,040	11,113	H	-		80,673
Total liabilities	381,568	382,167	(260,030)		559,410		1,063,115
Redeemable convertible preferred stock
Convertible preferred stock, net	-	-	-		-		-
Stockholders' equity							-
Common stock	20	-	-		-		20
Additional paid-in-capital	416,504	107,296	(107,296)	I	-		416,504
Retained earnings	221,509	26,082	(33,442)	I	-		214,149
Treasury shares, at cost	(227,966)	(530)	530	I	-		(227,966)
Total shareholders' equity	410,067	132,848	(140,208)		-		402,707
Total liabilities, redeemable convertible preferred stock and shareholders' equity	$791,635	$515,015	$(400,238)		$559,410		$1,465,822

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(in thousands, except share and per share amounts)

	Historical
	ModivCare	Simplura	Transaction accounting adjustments (Note 3)		Other transaction accounting adjustments (Note 4)		Pro Forma Combined
Service revenue, net	$970,166	$348,100	$-		$-		$1,318,266

Operating expenses:
Service expense	764,310	270,038	-		-		1,034,348
General and administrative expense	86,435	42,911	4,301	B	-		133,647
Depreciation and amortization	17,199	15,277	(495)	C	-		31,981
Total operating expenses	867,944	328,226	3,806		-		1,199,976

Grant income	-	-	(13,270)	A	-		(13,270)
Operating income (loss)	102,222	19,874	9,464		-		131,560

Other expenses (income):
Interest expense, net	2,118	20,136	(20,136)	D	26,584	A	28,702
Transaction and management expenses	-	4,301	(4,301)	B	-		-
Other (income) expense	-	1,327	-		-		1,327
Equity in net loss (gain) of investee	(12,200)	-	-		-		(12,200)
(Loss) income from continuing operations before taxes	112,304	(5,890)	33,901		(26,584)		113,731
(Benefit) provision for income taxes	19,785	1,718	9,492	E	(7,443)	B	23,552
(Loss) income from continuing operations, net of tax	$92,519	$(7,608)	$24,409		$(19,141)		$90,179

(Loss) earnings per common share (basic) (Note 5)	$2.63						$2.46
(Loss) earnings per common share (diluted) (Note 5)	$2.62						$2.45

Weighted-average number of common shares outstanding
Basic	13,367,605						13,367,605
Diluted	13,415,344						13,415,344

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(in thousands, except share and per share amounts)

	Historical
	ModivCare	Simplura	Transaction accounting adjustments (Note 3)		Other transaction accounting adjustments (Note 4)		Pro Forma Combined
Service revenue, net	$1,509,944	$467,212	$-		$-		$1,977,156

Operating expenses:
Service expense	1,401,152	352,342	-		-		1,753,494
General and administrative expense	67,244	54,958	11,794	A	-		133,996
Depreciation and amortization	16,816	19,668	33	B	-		36,517
Total operating expenses	1,485,212	426,968	11,827		-		1,924,007

Operating income (loss)	24,732	40,244	(11,827)		-		53,149

Other expenses (income):
Interest expense, net	850	28,031	(28,031)	C	35,049	A	35,899
Transaction and management expenses	-	4,434	(4,434)	D	-		-
Other (income) expense	(277)	695	-		-		418
Equity in net loss (gain) of investee	29,685	-	-		-		29,685
(Loss) income from continuing operations before taxes	(5,526)	7,084	20,638		(35,049)		(12,853)
(Benefit) provision for income taxes	(573)	2,588	5,778	E	(9,814)	B	(2,021)
(Loss) income from continuing operations, net of tax	$(4,953)	$4,496	$14,860		$(25,235)		$(10,832)

(Loss) earnings per common share (basic and diluted) (Note 5)	$(0.72)						$(1.18)

Weighted-average number of common shares outstanding
(basic and diluted)	12,958,713						12,958,713

Note 1. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statement information has been prepared using the acquisition method of accounting. Accordingly, identifiable assets and liabilities of Simplura are presented based on preliminary fair values.

The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial information to show the effects of the Acquisition and any related transactions on the combined historical financial information of ModivCare and Simplura. We have not elected to provide any forward-looking information of ModivCare or Simplura. The pro forma condensed combined financial information also reflects the impact of the financings to fund the Acquisition, which included cash on hand, proceeds from issuances by ModivCare of senior notes and borrowings under ModivCare’s existing credit facility.

Accounting Policies

We performed a review of Simplura’s accounting policies to determine whether any adjustments were necessary to ensure comparability in the unaudited pro forma condensed combined financial information. The following accounting policy and presentation adjustments were made in the pro forma financial information to conform Simplura to ModivCare:

●

As a private company, Simplura had not adopted ASC 842. As such, we performed a preliminary assessment of the adoption of ASC 842 as of the Acquisition date as a part of reflecting adjustments to account for the Acquisition in the pro forma financial information. The primary impact of adopting the new lease standard relates to the recognition of operating lease right-of-use assets and operating lease liabilities and the derecognition of prepaid rent. The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the adoption of ASC 842 and is reflected in Note 3 herein.

●	Recognition of approximately $13.3 million of Simplura’s Covid-19 provider relief funds to conform to ModivCare’s accounting policy as reflected in Note 3 and Note 4 herein.

●	Reclassification of certain amounts in Simplura’s historical financial statements to conform to ModivCare’s presentation as reflected in Note 4 herein.

Note 2. Purchase Price Allocation

Consideration

The stock purchase agreement for the Acquisition stipulates that the Purchaser, a wholly-owned subsidiary of ModivCare, acquired Simplura for $547.6 million which represents a purchase price of $566.4 million less $18.8 million of cash that was acquired. The consideration transferred is subject to customary post-closing adjustments that have not yet been determined.

Fair Value Estimate of Assets Acquired and Liabilities Assumed

The table below represents management’s preliminary estimate of the fair values of Simplura’s tangible and intangible assets acquired and liabilities assumed as of September 30, 2020 (in thousands):

Assets Acquired:
Accounts receivable	$69,114
Prepaid expenses and other	9,778
Property and equipment	1,637
Intangible assets	264,770
Operating right of use assets	9,048
Other assets	643
Liabilities Assumed:
Accounts payable	(2,680)
Accrued expenses	(50,151)
Deferred revenue	(2,436)
Covid-19 relief refundable advances	(426)
Deferred acquisition payments	(4,046)
Deferred acquisition note payable	(1,050)
Operating lease liabilities	(8,835)
Deferred tax liabilities	(45,153)
Net identifiable assets acquired	$240,213
Goodwill	307,423
Net assets acquired	$547,636

The acquisition method of accounting incorporates fair value measurements that can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

Note 3. Transaction Accounting Adjustments

Transaction accounting adjustments reflect the adjustments necessary to account for the Acquisition. The transaction accounting adjustments included in the pro forma financial information are as follows:

Balance Sheet Adjustments

A.	Represents cash paid for the Acquisition.

B.

Represents an adjustment to Simplura’s historical balance sheet to reflect the adoption of ASC 842, Leases, to conform to ModivCare’s accounting policy. Our assessment of the impact of ASC 842 to Simplura is preliminary and subject to further analysis as we finalize the accounting for the Acquisition.

C.	Represents the adjustment to historical goodwill to reflect the excess of consideration transferred over the preliminary fair value of the assets acquired and liabilities assumed.

D.

Represents the adjustment to reflect the preliminary fair value of intangible assets acquired. The following table summarizes the components of the preliminary fair value of intangible assets acquired (in thousands) and their estimated useful lives:

	Preliminary Fair Value	Estimated Useful Life (Years)
Payor Relationships	$221,000	15
Trade Names and Trademarks	43,000	10
New York LHCSA Permit	770	Indefinite
Total identifiable intangible assets	$264,770

E.	Represents the following adjustments to accrued expenses (in thousands):

Elimination of Simplura historical accrued interest	$(1,727)
Accrual of transaction costs incurred after September 30, 2020	7,361
Total	$5,634

F.	Represents the recognition of Simplura Covid-19 provider relief funds to conform to ModivCare’s accounting policy for grant income.

G.	Represents the elimination of Simplura’s historical debt that was paid off as part of the Acquisition.

H.	Represents the adjustment to deferred tax liabilities as a result of the Acquisition.

I.	Represents the adjustments impacting stockholders’ equity as follows:

Additional paid-in-capital: Elimination of Simplura’s historical additional paid-in-capital.

Retained earnings: Elimination of Simplura’s historical retained earnings and an accrual of transaction costs of $7.4 million.

Treasury shares: Elimination of Simplura’s historical treasury shares.

Adjustments to Pro Forma Statement of Operations

For the nine months ended September 30, 2020

A.	Represents the recognition of Simplura Covid-19 provider relief funds to conform to ModivCare’s accounting policy.

B.	Represents a reclassification of transaction and management expenses to general and administrative expense to conform to ModivCare’s presentation.

C.	Represents an adjustment to amortization expense related to the preliminary fair value of intangible assets acquired.

D.	Represents the elimination of Simplura’s historical interest expense.

E.	Represents the income tax impact of the transaction accounting adjustments at a blended statutory rate of 28%.

For the year ended December 31, 2019

A.	Represents the following adjustments to general and administrative expense (in thousands):

Reclassification of transaction and management expenses	$4,434
Accrual of Acquisition related transaction costs	7,360
Total	$11,794

B.	Represents an adjustment to amortization expense related to the preliminary fair value of intangible assets acquired.

C.	Represents the elimination of Simplura’s historical interest expense.

D.	Represents a reclassification of transaction and management expenses to general and administrative expense to conform to ModivCare’s presentation.

E.	Represents the income tax impact of the transaction accounting adjustments at a blended statutory rate of 28%.

Note 4. Other Transaction Accounting Adjustments

Other transaction accounting adjustments reflects the impact of the financings for the Acquisition which are as follows:

Balance Sheet Adjustments

A.

Represents the impact of the financing for the Acquisition through $484.4 million of long-term debt incurred in the form of senior notes, net of $15.6 million of deferred financing fees, and borrowings of $75.0 million under ModivCare’s existing credit agreement.

Statement of Operations Adjustments

For the nine months ended September 30, 2020

A.	Represents adjustment to interest expense as follows (in thousands):

Interest expense related to the senior notes	$24,193
Interest expense related to the revolving credit facility	2,391
Total	$26,584

The incurrence of debt under the senior notes and the borrowing under our revolving line of credit reflect a weighted-average effective interest rate of 6.30%. As the interest rate on borrowings under the existing credit facility are based on ModivCare’s consolidated leverage ratio, current assumptions of the interest rate applicable are reflected for purposes of this adjustment. A change in interest rates of 1/8% would not have a material impact on the pro forma statement of operations.

B.	Represents the income tax impact of the other transaction accounting adjustments at a blended statutory rate of 28%.

For the year ended December 31, 2019

A.	Represents adjustment to interest expense as follows (in thousands):

Interest expense related to the senior notes	$32,096
Interest expense related to the revolving credit facility	3,188
Change in historical interest expense of ModivCare	(235)
Total	$35,049

The incurrence of debt under the senior notes and borrowings under the revolving line of credit reflect an anticipated weighted-average effective interest rate of 6.30%. As the interest rate on borrowings under the existing credit facility are based on ModivCare’s consolidated leverage ratio, current assumptions of the interest rate applicable are reflected for purposes of this adjustment. A change in interest rates of 1/8% would not have a material impact on the pro forma statement of operations.

B.	Represents the income tax impact of the other transaction accounting adjustments at a blended statutory rate of 28%.

Note 5. Pro Forma Earnings Per Share

The following table details the computation of basic and diluted pro forma earnings (loss) per share, including the effects of (i) the repurchase of the remaining shares of Preferred Stock held by Coliseum Capital Partners, L.P. and certain funds and accounts managed by Coliseum Capital Management, LLC and (ii) the conversion of all remaining shares of Preferred Stock, each on September 3, 2020, pursuant to the terms of the Preferred Stock Conversion Agreement dated June 8, 2020 (as amended, the “Conversion Agreement”) (in thousands, except share and per share amounts):

	Year ended December 31, 2019	Nine months ended September 30, 2020
Numerator:
Pro forma net income (loss) from continuing operations	$(10,832)	$90,179
Dividends on convertible preferred stock outstanding	(4,403)	(1,171)
Dividends paid pursuant to the Conversion Agreement	—	(817)
Consideration paid in excess of preferred cost basis pursuant to the Conversion Agreement	—	(52,137)
Income allocated to participating securities	—	(3,213)
Pro forma net income (loss) from continuing operations available to common stockholders	$(15,235)	$32,841

Denominator:
Denominator for basic earnings per share – weighted-average shares	12,958,713	13,367,605
Effect of dilutive securities:
Common stock options	—	15,730
Restricted stock	—	32,009
Denominator for diluted earnings per share – weighted-average shares	12,958,713	13,415,344

Basic earnings (loss) per share	$(1.18)	$2.46
Diluted earnings (loss) per share	$(1.18)	$2.45